SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2024
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-9144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.

As previously announced, in November 2023, Salarius Pharmaceuticals, Inc. (the “Company”) completed a Type B End-of-Phase 2 (“EOP2”) meeting with the U.S. Food and Drug Administration (the “FDA) to receive guidance regarding the Company’s development program for seclidemstat to treat Ewing sarcoma. The Company subsequently amended its Phase 1/2 clinical trial protocol in January 2024 to reflect guidance from the FDA at the EOP2 meeting. The Company has now determined to close the ongoing Phase 1/2 clinical trial evaluating seclidemstat for Ewing sarcoma, including closing the remaining clinical trial sites. The Company is terminating the ongoing clinical trial in an effort to conserve cash while the Company’s Board of Directors continues its exploration of potential strategic alternatives focused on maximizing shareholder value and potential options to continue the clinical development for Ewing sarcoma in the future. The Company intends to continue supporting The University of Texas MD Anderson Cancer Center (“MDACC”) in MDACC’s sponsored clinical trial evaluating seclidemstat (SP-2577) in combination with azacitidine in adult patients with myelodysplastic syndromes and chronic myelomonocytic leukemia, which remains on partial clinical hold following a serious and unexpected grade 4 adverse event.

Forward Looking Statement Disclaimer

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report are forward-looking statements. These forward-looking statements may be identified by terms such as “will,” “believe,” “developing,” “expect,” “may,” “progress,” “potential,” “could,” “look forward,” “encouraging,” “might,” “should,” “intend” and similar terms or expressions or the negative thereof. Examples of such statements include, but are not limited to, statements relating to the following: the Company’s expectations regarding the exploration of strategic alternatives, the future of the Company’s operations and product candidates; the future of the Company’s preclinical studies and clinical trials and development activities; and the Company’s intention to continue supporting MDACC. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or objectives disclosed in these forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the risk that exploration of strategic alternatives may not result in any definitive transaction or enhance stockholder value and may create a distraction or uncertainty that may adversely affect the Company’s operating results, business, or investor perceptions; the likelihood that the Company will need to seek a dissolution and orderly wind-down of operations if the Company is unable to raise capital or complete a strategic transaction in the next several months; uncertainties regarding future costs and expenses; the uncertainty about the paths of the Company’s programs and the Company’s ability to evaluate and identify a path forward for those programs, particularly given the constraints the Company has as a small company with limited financial, personnel and other operating resources; the Company’s ability to continue as a going concern; the sufficiency of the Company’s capital resources; availability of suitable third parties with which to conduct contemplated strategic transactions; whether the Company will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed successfully and on attractive terms or at all; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital requirements; changes in the Company’s operating plans that may impact its cash expenditures; the uncertainties inherent in research and development, the risks associated with reductions in workforce; the risk of not having a full-time chief executive officer; that the results of studies and clinical trials may not be predictive of future clinical trial results; the competitive landscape and other industry-related risks; and other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: July 19, 2024	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer